Exhibit 10.1

AMENDMENT

TO

INVESTMENT ADVISOR AGREEMENT

This Amendment to Investment Advisor Agreement (“Amendment”) is entered into this 16th day of July, 2004, by and between State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts (“State Street”), and Pacific Investment Management Company LLC, a Delaware limited liability company (the “Advisor”), with reference to the following facts:

WHEREAS, State Street and the Advisor entered into an Investment Advisor Agreement on July 1, 2002 (the “Agreement”), wherein State Street appointed the Advisor, and the Advisor accepted the appointment, to provide investment management services with respect to a portion of the assets of the American Bar Association Members/State Street Collective Trust (the “ABA Members Collective Trust”); and

WHEREAS, State Street and the Advisor hereby agree to amend the Agreement as indicated below.

NOW, THEREFORE, State Street and the Advisor agree as follows:

1. The third paragraph on page one of the Agreement is hereby amended by replacing the words “Intermediate Bond Equity Fund” with “Intermediate Bond Fund.”

2. Section 4(b) of the Agreement is hereby amended by deleting the last two sentences, starting with “Advisor is authorized on behalf of the Subaccount to enter into individual confirmation documents…” and replacing such sentences with the following:

“For those transactions that constitute an Authorized Transaction under the Agreement, the Advisor is authorized on behalf of the Subaccount to enter into agreements and execute any documents (which shall include the ISDA Master Agreement and Credit Support Annex and any other documents related thereto) required to make investments that are permitted pursuant to the Fund Declaration attached as Appendix B hereto, as such appendix may be amended from time to time.”

3. Except as modified herein, the terms and conditions of the Agreement remain unchanged and in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

EXECUTED on the date first above written.

Pacific Investment Management Company LLC		State Street Bank and Trust Company

By:	/S/ BRENT L. HOLDEN	By:	/S/ BETH HALBERSTADT
	Name: Brent L. Holden		Name: Beth Halberstadt
	Title: Managing Director		Title: Vice President